Exhibit 10.2

HOSPITALITY PROPERTIES TRUST

2003 INCENTIVE SHARE AWARD PLAN

Hospitality Properties Trust (the “Company”) hereby adopts the Hospitality Properties Trust 2003 Incentive Share Award Plan (the “Plan”); effective as of the date described in Section VIII.

I.  PURPOSE

The Plan is intended to advance the interests of the Company and its subsidiaries by providing a means of rewarding selected officers and Trustees of the Company, employees of its investment advisor, and others rendering valuable services to the Company or its subsidiaries, through grants of the Company’s Shares.

II.  DEFINITIONS

Terms that are capitalized in the text of the Plan have the meanings set forth below:

(a)           “Advisor” means the person or entity serving as investment advisor to the Company.

(b)           “Board” means the Board of Trustees of the Company.

(c)           “Company” means Hospitality Properties Trust, a Maryland real estate investment trust.

(d)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(e)           “Key Person” means a consultant, advisor, Trustee, officer or other person providing services to the Company, to a subsidiary of the Company, or to the Advisor.

(f)            “Participant” means a person to whom Shares have been granted, or any other person who becomes owner of the shares by reason of such person’s death or incapacity.

(g)           “Plan” means this Hospitality Properties Trust 2003 Incentive Share Award Plan, as amended from time to time.

(h)           “Securities Act” means the Securities Act of 1933, as amended.

(i)            “Share Agreement” means an agreement between the Company and a Participant regarding Shares issued to the Participant pursuant to the Plan.

(j)            “Shares” means the Company’s common shares of beneficial interest, par value $.01 per share.

(k)           “Trustee” means a member of the Board.

III.  SHARES SUBJECT TO THE PLAN

Subject to the provisions of Article VII, the total number of Shares which may be granted under the Plan is the lesser of (i) 3,128,791 Shares or (ii) 5% of the Company’s outstanding Shares as of May 30, 2003, from either authorized and unissued or treasury Shares provided, however, that in no event shall the number of Shares issued under the Plan together with Shares issued under the Hospitality Properties Trust 1995 Incentive Share Award Plan (the “1995 Plan”) exceed the lesser of (i) 3,128,791 Shares or (ii) 5% of the Company’s outstanding Shares as of May 30, 2003.  A holder of Shares granted under the Plan, whether or not vested, shall have all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any distributions, unless the Board shall otherwise determine.  Certificates representing Shares may be imprinted with a legend to the effect that the Shares represented may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of the Securities Act and the applicable Share Agreement, if any.

IV.  METHOD OF GRANTING SHARES

Grants of Shares to any person shall be made by action of the Board, and shall be made solely in accordance with the instructions of the Board as to the selection of persons to whom Shares are to be granted, the amount and timing of each such grant, and the extent, if any, to which vesting restrictions or other conditions shall apply to the granted Shares.  If a person to whom such a grant of Shares has been made fails to execute and deliver to the Company a Share Agreement within ten (10) days after it is submitted to him or her, the grant of Shares related to such Share Agreement may be cancelled by the Company, acting by the Board, at its option without further notice to the Participant.  No Trustee or officer of the Company may be granted under the Plan and the 1995 Plan together more than the lesser of (i) 625,758 Shares or (ii) 1% of the Company’s outstanding Shares as of May 30, 2003.  Nothing in this Section IV shall prevent the Board from delegating its authority to make grants to a committee pursuant to Section V.

V.  ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Board or, in the discretion of the Board, a committee designated by the Board and composed of at least two (2) members of the Board.  All references in the Plan to the Board shall be understood to refer to such committee or the Board, whoever shall administer the Plan.  All questions of interpretation and application of the Plan and of grants of Shares shall be determined by the Board or the designated committee, and its determination shall be final and binding upon all persons, including the Company and all Participants.  Without limiting the generality of the foregoing, the Board or the designated committee is authorized to adopt and approve from time to time the forms and, subject to the terms of the Plan, the terms and conditions of any Share Agreement.  If it determines to do so, the Board or the designated committee may grant shares under this Plan which are not subject to a Share Agreement.

For so long as Section 16 of the Exchange is applicable to the Company, each member of any committee designated to administer the Plan shall be a “non-employee director” or the equivalent within the meaning of Rule 16b-3 under the Exchange Act and, for so long as

Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), is applicable to the Company, an “outside director” within the meaning of Section 162 of the Code and the regulations thereunder.

With respect to persons subject to Section 16 of the Exchange Act (“Insiders”), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act.  To the extent any provision of the Plan fails to so comply, it shall be deemed to be modified so as to be in compliance with such Rule or, if such modification is not possible, it shall be deemed to be null and void, to the extent permitted by law and deemed advisable by the Board.

VI.  ELIGIBLE PERSONS

The persons eligible to receive grants of Shares shall be those persons selected by the Board or the designated committee from among Key Persons who contribute to the business of the Company and its subsidiaries.

VII.  CHANGES IN CAPITAL STRUCTURE

In the event that the outstanding shares are hereafter changed for a different number or kind of Shares or other securities of the Company, by reason of a reorganization, recapitalization, exchange of shares, stock split, combination of shares or dividend payable in shares or other securities, a corresponding adjustment shall be made in the number and kind of Shares or other securities covered by outstanding grants of Shares, and for which Shares may be granted under the Plan.

VIII.  EFFECTIVE DATE, DURATION, AMENDMENT AND TERMINATION OF PLAN

The Plan shall be effective at the close of business on May 30, 2003.  Shares may be granted under the Plan from time to time until the close of business on the tenth anniversary of its effective date.  The Board hereafter may at any time amend or extend the Plan, including amendments to change the number of shares subject to the Plan.  The Plan may be terminated at any time by action of the Board without, however, affecting the rights of a Participant or the Company as to Shares granted prior to such termination.

IX.  MISCELLANEOUS

A.  Nonassignability of Shares.  Shares subject to a Share Agreement shall not be assignable or transferable by a Participant except in accordance with the terms of the applicable Share Agreement.

B.  No Guarantee of Employment.  Neither the award of Shares nor a Share Agreement shall give any person the right to continue in the employment of, or to continue to act as an officer or, Trustee of, or to serve in any other capacity with, the Company, any subsidiary or the Advisor, or give the Company, any subsidiary or the Advisor the right to require such person to continue in any such capacity.

C.  Tax Withholding.  To the extent required by law, the Company shall withhold or cause to be withheld income and other taxes incurred by a Participant by reason of a grant of Shares, and as a condition to the receipt of any grant such a Participant shall agree that if the amount payable to him by the Company in the ordinary course is insufficient to pay such taxes, he or she shall upon request of the Company pay to the Company an amount sufficient to satisfy its tax withholding obligations.